UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2021

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On November 18, 2021, the Board of Directors (the “Board”) of SLM Corporation (the “Company”) approved and adopted amendments to the Company’s Bylaws (the “Bylaws”). The amendments, among other things:

•clarify that the Board may determine that meetings of stockholders may be held by remote communication;
•articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board;
•provide the chair of the meeting of stockholders with the authority to adjourn the meeting if a quorum is not present;
•set forth requirements for providing notice in connection with an adjourned meeting under Delaware law;
•change the default voting standard for matters presented to the stockholders from the vote of the holders of a majority of the stock represented “entitled to vote thereat” standard to an “entitled to vote thereon” standard;
•clarify the applicable voting standard for matters presented to the stockholders if a different voting standard is provided under the certificate of incorporation, other bylaw provision or any other law or rule applicable to the Company or its securities;
•provide that the number of nominees that a stockholder seeking to nominate persons for election to the Board under the advance notice provision may not exceed the number of directors to be elected at the meeting;
•clarify that any nominee of the stockholder pursuant to the advance notice provision must consent to being named in the Company’s proxy statement as a nominee of the stockholder;
•provide that, for purposes of the proxy access provision, two or more funds that meet certain requirements will only be counted as one stockholder in determining the number of stockholders that may aggregate their shares to be an Eligible Stockholder (as such term is defined in the Bylaws);
•clarify the authority of the chair of the meeting of stockholders in connection with the conduct of meetings of stockholders;
•clarify that for the election of directors, broker non-votes are not considered to be votes cast;
•set forth the requirements under Delaware law for how record dates will be determined;
•clarify that notice and waivers of notice may be given by electronic transmission in accordance with applicable law;
•provide, with respect to the Delaware forum selection provision, that if the Delaware Court of Chancery does not have subject matter jurisdiction, the federal courts in the State of Delaware will be the sole and exclusive forum for the specified intracorporate matters;
•provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended;
•provide for mandatory advancement of expenses for directors and officers of the Company incurred in defending suits, actions, or proceedings; and
•use gender neutral language, including, without limitation, using the term “chair” instead of “chairman”; and change the title of the General Counsel to the Chief Legal Officer.

The amendments to the Bylaws include other changes intended to clarify and conform various provisions of the Bylaws to the Delaware General Corporation Law, the certificate of incorporation and to other provisions of the Bylaws. The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

3.2	Amended and Restated Bylaws of SLM Corporation, effective November 18, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: November 23, 2021	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Senior Vice President, Chief Legal, Government Affairs, and Communications Officer